Exhibit 23.1

Mayer Hoffman McCann P.C. An Independent CPA Firm 10616 Scripps Summit Court San Diego, California 92131 858-795-2000 ph 858-795-2001 fx www.mhm-pc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 12, 2015, with respect to the financial statements of Ignyta, Inc., appearing in the Annual Report on Form 10-K of Ignyta, Inc. for the periods ended December 31, 2014 and 2013.

/s/ Mayer Hoffman McCann P.C

San Diego, California

October 2, 2015